EXHIBIT 18.3

                                  PHOENIX FUNDS
                                  (the "Funds")

                             FIRST AMENDMENT TO THE
                AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3
                                    under the
                         INVESTMENT COMPANY ACT OF 1940


That certain Amended and Restated Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940 duly adopted by the Board of Directors/Trustees of the Funds on November 20, 1996, is hereby amended as follows:

     1. The first and last sentences of Section 2. The Multi-Class Structure are deleted and the following two sentences substituted therefor:

The portfolios of the Funds listed on Schedule A hereto shall offer up to four classes of shares as indicated on Schedule A: Class A, Class B, Class C and Class M. ( . . . ) In addition, Class A, Class B, Class C and Class M shares shall have the features described in Sections a, b, c and d, below.

     2. The following two subparagraphs are added to Section 2a. Distribution Plans immediately following subparagraph 2a(ii):

          iii. Class C shares of each Multi-Class Portfolio shall reimburse the Distributor for costs and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class C Distribution Plan and any supplements thereto, subject to an annual limit of 1.00%, or in some cases 0.50%, of the average daily net assets of a Multi-Class Portfolio's Class C shares.

          iv. Class M shares of each Multi-Class Portfolio shall reimburse the Distributor for costs and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class M Distribution Plan and any supplements thereto, subject to an annual limit of 0.50% of the average daily net assets of a Multi-Class Portfolio's Class M shares.

     3.   Schedule A is amended as attached hereto.


     This Amendment was approved by the Board of Directors/Trustees at a meeting held on May 28, 1997.


                                            /s/ Thomas N. Steenburg
                                            ---------------------------------
                                            Assistant Secretary

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                                                    SCHEDULE A

                                                     Class A      Class B      Class C       Class M
PHOENIX CALIFORNIA TAX -EXEMPT BONDS, INC.              X            X            __           __

PHOENIX INCOME AND GROWTH FUND                          X            X            __           __

PHOENIX MULTI-PORTFOLIO FUND:
      EMERGING MARKETS BOND PORTFOLIO                   X            X            X            X
      INTERNATIONAL PORTFOLIO                           X            X            __           __
      MID CAP PORTFOLIO                                 X            X            __           __
      REAL ESTATE SECURITIES PORTFOLIO                  X            X            __           __
      STRATEGIC INCOME PORTFOLIO                        X            X            X            X
      TAX-EXEMPT BOND PORTFOLIO                         X            X            __           __

PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.            X            X            X            X

PHOENIX MULTI-SECTOR SHORT TERM BOND FUND               X            X            X            __

PHOENIX SERIES FUND:
      AGGRESSIVE GROWTH FUND SERIES                     X            X            __           __
      BALANCED FUND SERIES                              X            X            __           __
      CONVERTIBLE FUND SERIES                           X            X            __           __
      GROWTH FUND SERIES                                X            X            __           __
      HIGH YIELD FUND SERIES                            X            X            X            X
      MONEY MARKET FUND SERIES                          X            X            X            X
      U.S. GOVERNMENT SECURITIES FUND                   X            X            __           __
        SERIES

PHOENIX STRATEGIC EQUITY SERIES FUND:
      EQUITY OPPORTUNITIES FUND                         X            X            __           __
      MICRO CAP FUND                                    X            X            __           __
      SMALL CAP FUND                                    X            X            __           __
      STRATEGIC THEME FUND                              X            X            X            X

PHOENIX STRATEGIC ALLOCATION FUND, INC.                 X            X            __           __

PHOENIX WORLDWIDE OPPORTUNITIES FUND                    X            X            __           __
